SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  December 20, 1999



                             PRINTONTHENET.COM, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

                  000-14614                          23-1726390
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           (Commission File Number)      (IRS Employer Identification No.)


    7700 N.W. 37th Avenue, Miami, Florida                 33147
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  (Address of principal executive offices)              (Zip Code)



Registrant's telephone no. including area code:        (305) 691-2800
                                                       --------------


                                 NET LNNX, INC.
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          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERFITYING ACCOUNTANT.

The accounting firm of Berkowitz Dick Pollack & Brant LLP ("BDPB") represented PrintOnTheNet.com, Inc. (the "Company") as its independent accountants since March 25, 1999 and was dismissed by the Company's Board of Directors on December 20, 1999. During the period from March 25, 1999 through December 20, 1999, for which BDPB was the Company's independent auditors, there were no disagreements between the Company and BDPB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDPB, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the period from March 25, 1999 and December 20, 1999, BDPB did not provide any reports on the financial statements of the Company. There were no reportable events as defined by Item 304 (a) (1) (v) of Regulation S-K.

The Company's Board of Directors has engaged Richard A. Eisner & Company, LLP as the Company's independent accountants for fiscal year 1999. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging such accountants, the Company has not consulted with Richard A. Eisner & Company, LLP regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) & (b)         None.

         (c)               Exhibits

                           16.1 Acknowledgment Letter from Berkowitz Dick Pollack & Brant LLP regarding its dismissal as the Company's independent public accountants.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             PRINTONTHENET.COM, INC.



Date:  December 22, 1999                  By: /s/Benjamin Rogatinsky
                                          ------------------------------------
                                          Benjamin Rogatinsky
                                          Chief Executive Officer and Director



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